                                                                     EXHIBIT 3.2
                          CERTIFICATE OF ELIMINATION

                                      OF

         SERIES A, SERIES B, SERIES C, SERIES C1, SERIES D, SERIES D1,
          SERIES E, SERIES E1, SERIES F AND SERIES F1 PREFERRED STOCK

                                      OF

                          AGILE SOFTWARE CORPORATION

    (Pursuant to Section 151 of the General Corporation Law of the State of
                                   Delaware)

     Agile Software Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), certifies as follows:

     FIRST:  Article FOURTH of the Certificate of Incorp
oration of the
     -----
Corporation authorizes the issuance of 31,175,556 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of which Preferred Stock, 1,500,000 shares have been designated Series A Preferred Stock, 3,000,000 shares have been designated Series B Preferred Stock, 4,000,000 shares have been designated Series C Preferred Stock, 4,000,000 shares have been designated Series C1 Preferred Stock, 1,500,000 shares have been designated Series D Preferred Stock, 1,500,000 shares have been designated Series D1 Preferred Stock, 1,000,000 shares have been designated Series E Preferred Stock, 1,000,000 shares have been designated Series E1 Preferred Stock, 1,837,778 shares have been designated Series F Preferred Stock, and 1,837,778 shares have been designated Series F1 Preferred Stock pursuant to a Certificate of Designations filed pursuant to Section 151 of the General Corporation Law of the State of Delaware.


    SECOND:  The following resolution was adopted on __________, 1999 the
     ------
Board of Directors of the Corporation as required by Section 151(g) of the General Corporation Law of the State of Delaware:

     RESOLVED, that none of the authorized shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock, Series E1 Preferred Stock, Series F Preferred Stock and Series F1 Preferred Stock are outstanding and no shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock, Series E1 Preferred Stock, Series F Preferred Stock and Series F1 Preferred Stock will be issued subject to the Certificate of Designations previously file
d with respect to
     such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock, Series E1 Preferred Stock, Series F Preferred Stock and Series F1 Preferred Stock.

     THIRD:  Pursuant to the provisions of Section 151(g) of the General
     -----
Corporation Law of the State of Delaware, all matters set forth in the Certificate of Designations with respect to such

                                       1
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Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock,
Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock, Series E1 Preferred Stock, Series F Preferred Stock and Series F1 Preferred Stock are hereby eliminated from the Certificate of Incorporation.

                                       2
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     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer this ____ day of __________, 1999.


                              AGILE SOFTWARE CORPORATION


                              By: ___________________________________
                                  Thomas P. Shanahan, Chief Financial
                                  Officer and Secretary

                                       3
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                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          AGILE SOFTWARE CORPORATION


     Agile Software Corporation, a Delaware corporation (the "Corporation"), hereby certifies:

     1. That the Corporation's Board of Directors has duly adopted the following resolutions:

     RESOLVED, that the first paragraph of Article FOURTH of the Restated Certificate of Incorporation is hereby amended to read in full as follows:

     FOURTH:
     ------

     A. The Corporation is authorized to issue a total of 110,000,000 shares of stock in two classes designated respectively "Prefe rred Stock" and
          "Common Stock." The total number of shares of all series of Preferred Stock that the Corporation shall have the authority to issue is 10,000,000 and the total number of shares of Common Stock that the Corporation shall have the authority to issue is 100,000,000. All of the authorized shares shall have a par value of $0.001.

     2. That the proposed amendment has been duly adopted by the Corporation's Board of Directors and sole stockholder in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by a duly authorized officer on this _____ day of ___________, 1999.



                                   AGILE SOFTWARE CORPORATION


                              By:  ___________________________________
                                   Thomas P.
Shanahan, Chief Financial
                                   Officer and Secretary